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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   Form 8 - K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                   June 26, 2000


                                PMC-Sierra, Inc.
             (Exact name of registrant as specified in its charter)


      Delaware                    0-19084                   94-2925073
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State of incorporation   Commission File Number  IRS Employer Identification No.

                              105-8555 BAXTER PLACE
                   BURNABY, BRITISH COLUMBIA, V5A 4V7, CANADA
                    (address of principal executive offices)

         Company's telephone number, including area code: (604) 415-6000

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ITEM 5   OTHER EVENTS

On June 26, 2000, Registrant signed a definitive agreement to purchase Datum Telegraphic Inc. ("Datum"), a privately held wireless semiconductor company.

The agreement anticipates a purchase of the 92% interest of Datum that Registrant does not already own for approximately 681,000 shares of Registrant's Common Stock and options to buy Common Stock. Certain Datum Stockholders are reviewing an option to accept approximately $19 million in cash in lieu of
Registrant's Common Stock. The transaction requires approval by the Datum shareholders and the cash option requires approval by certain Datum Shareholders. The acquisition will be accounted for as a purchase.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized person.


Date: June 30, 2000                          PMC-Sierra, Inc. (Registrant)

                                             /s/ John W. Sullivan
                                             -----------------------------------
                                             John W. Sullivan
                                             Vice President, Finance
                                             Chief Financial Officer and Counsel